SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

February 15, 2007
Date of Report
(Date of Earliest Event Reported)

 SONOSITE, INC.
(Exact Name of Registrant as Specified in Charter)

Washington	0-23791	91-1405022
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

21919 30th Drive S.E., Bothell, Washington 98021-3904
(Address of Principal Executive Offices)   (Zip Code)

(425) 951-1200
(Registrant's Telephone Number, Including Area Code)

 None
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e4(c))

EXPLANATORY PARAGRAPH

This report on Form 8-K/A constitutes an amendment to the current report on Form 8-K filed on February 15, 2007. This amendment is being filed to correct typographical errors contained in Exhibit 99.1.  The correction is to change the second sentence of the third paragraph to read "For the full year of 2006, SonoSite reported net income of $7.2 million or $0.43 per diluted share compared with net income of $5.4 million or $0.34 per diluted share in the comparable period of the prior year" and to correct several other non-material typographical errors.  Accordingly, we are filing a new corrected Exhibit 99.1.
Item 2.02	Results of Operations and Financial Condition.

On February 15, 2007, SonoSite, Inc. issued a press release announcing its financial results for the fourth quarter and full year ended December 31, 2006. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated into this current report by reference.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits

99.1	SonoSite, Inc. press release issued February 15, 2007, announcing its financial results for the fourth quarter and full year ended December 31, 2006.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, SonoSite, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONOSITE, INC.

Dated:	February 15, 2007	By:	/s/ MICHAEL J. SCHUH

Michael J. Schuh Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	SonoSite, Inc. press release issued February 15, 2007, announcing its financial results for the fourth quarter and full year ended December 31, 2006.